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EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

        We consent to the incorporation by reference in (i) Registration Statements Nos. 333-50260 and 333-132638 of Beacon Power Corporation on Form S-8 and (ii) Registration Statements Nos. 333-161648, 333-137071, 333-145165, 333-145536, 333-152140, and 333-156312 of Beacon Power Corporation on Form S-3 of our report dated March 15, 2010 appearing in this Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2009.

/s/ Miller Wachman LLP

Boston, Massachusetts
March 15, 2010

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  EXHIBIT 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT